Exhibit 10.1

$105,000,000

EDGEN ACQUISITION CORPORATION

to be merged with and into

EDGEN CORPORATION

9.875% Senior Secured Notes due 2011

PURCHASE AGREEMENT

January 25, 2005

JEFFERIES & COMPANY, INC.
520 Madison Avenue
12th Floor
New York, New York 10022

Ladies and Gentlemen:

Edgen Acquisition Corporation, a Nevada corporation (the “Acquisition Corporation”) to be merged (the “Merger”) with and into Edgen Corporation, a Nevada corporation (the “Company”), the Company and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1.             Issuance of Notes.  Subject to the terms and conditions herein contained, Acquisition Corporation (the “Issuer,” except that references to the “Issuer” shall be deemed upon effectiveness of the Merger to refer to the Company) proposes to issue and sell to Jefferies & Company, Inc. (the “Initial Purchaser”) $105,000,000 aggregate principal amount of 9.875% Senior Secured Notes due 2011 (each a “Note” and, collectively, the “Notes”).  The Notes will be issued pursuant to an indenture (the “Indenture”), as supplemented by a supplemental indenture (the “Supplemental Indenture”) to be dated as of the Closing Date (as hereinafter defined), by and among the Issuer, the Guarantors party thereto, as applicable, and The Bank of New York, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).  Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Circular (as hereinafter defined).

The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”).  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legends set forth in the final offering circular, dated the date hereof (the “Final Offering Circular”).  The Issuer and the Company have prepared a preliminary offering circular, dated January 12, 2005 (the “Preliminary Offering Circular”), and the Final Offering Circular relating to the offer and sale of the Notes (the “Offering”).  “Offering Circular” means, as of any date or time referred to in this Agreement, the most recent offering circular (whether the Preliminary Offering Circular or the Final Offering Circular, and any amendment or supplement to either such document), including exhibits and schedules thereto.

Concurrently with the sale of the Notes on the Closing Date, the Company will enter into a new amended and restated senior secured revolving credit facility among the Company and the Subsidiaries of the Company named therein, GMAC Commercial Finance LLC, and the other lenders signatory thereto, which provides for a revolving loan facility in an amount of up to $20.0 million (the “Credit Agreement”).

2.             Terms of Offering.  The Initial Purchaser has advised the Issuer and the Company, and the Issuer and the Company understand, that the Initial Purchaser will make offers to sell (the “Exempt Resales”) the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Circular solely to persons (the “Subsequent Purchasers”) whom the Initial Purchaser reasonably believes to be (i) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Act (ii) (based upon written representations made by such persons to the Initial Purchaser) institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act (“Accredited Investors”) or (iii) non-U.S. persons in reliance upon Regulation S under the Act.

Pursuant to the Indenture (as supplemented by the Supplemental Indenture defined below), all Domestic Restricted Subsidiaries of the Company shall jointly and severally and fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).

Pursuant to the terms of the Collateral Agreements, all of the obligations under the Notes and the Indenture will be secured by a lien and security interest in substantially all of the assets of the Company and its Domestic Restricted Subsidiaries (other than, as provided by the Collateral Agreements, certain excluded assets such as the leasehold interests of the Company or its subsidiaries and the Capital Stock of any of their respective subsidiaries); provided however that the liens securing all of the obligations under the Notes and the Indenture will be contractually subordinated to the liens securing the Credit Agreement with respect to collateral consisting of accounts, inventory and certain related assets.

Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date, in a form reasonably acceptable to the Issuer and the Initial Purchaser in conformity with the description of such registration rights contained in the Offering Circular.  Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the “SEC”) (a) a registration statement under the Act relating to Senior Secured Notes (the “Exchange Notes”) which shall be identical to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes.  If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchaser (the “Private Exchange Notes”).  If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances in accordance with the terms of the Registration Rights Agreement.

Effective upon consummation of the Merger, the Company will assume the Issuer’s obligations under the Indenture, the Collateral Agreements and the Notes, and will cause the Guarantors to become Guarantors and execute a supplemental indenture (the “Supplemental Indenture”) to the Indenture as required by the Indenture.

This Agreement, the Indenture, the Supplemental Indenture, the Collateral Agreements, the Registration Rights Agreement, the Notes, the Guarantees, the Exchange Notes and the Private Exchange Notes are collectively referred to herein as the “Documents.”

3.             Purchase, Sale and Delivery.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer, $105,000,000 aggregate principal amount of Notes for a purchase price equal to the aggregate principal amount thereof, net of fees and commissions to the Initial Purchaser in an amount equal to $5,150,000, of which $3,150,000 is commissions. Delivery to the Initial Purchaser of and payment for the Notes shall be made at a Closing (the “Closing”) to be held at 10:00 a.m., New York time, on February 1, 2005 (the “Closing Date”) at the New York offices of Dechert LLP.  The Closing Date and time and location of the Closing may be varied by agreement between the Initial Purchaser and the Issuer.

The Issuer shall deliver to the Initial Purchaser one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchaser may request upon at least two business days prior to the Closing, against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Issuer shall designate to the Initial Purchaser at least two business days prior to the Closing.  The certificates representing the Notes in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Dechert LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than the close of business one business day immediately preceding the Closing Date.  Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Issuer, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4.             Representations and Warranties of the Issuer, the Company and the Guarantors.  The Issuer represents and warrants to the Initial Purchaser that:

(a)           The Preliminary Offering Circular as of its date did not, and the Final Offering Circular as of its date did not, and as of the Closing Date will not, contain any untrue statement of a material fact, or omit to state a material fact (except in the case of the Preliminary Offering Circular, for pricing terms and other financial or similar terms intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and furnished to the Issuer or the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Circular or the Final Offering Circular.  No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction.  Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates contained, and the Final Offering Circular, as of the Closing Date will contain, all the information specified in, and meet the requirements of Rule 144A(d)(4) under the Act.

(b)           Each corporation, partnership, or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule I attached hereto (the “Subsidiaries”).  Each such Subsidiary that is a Foreign Restricted Subsidiary has an asterisk (“*”) next to its name on such schedule.  Acquisition Corporation does not have any Subsidiaries as of the date hereof and as of the Closing Date will not have any Subsidiaries other than as a result of the Acquisition.

(c)           Each of the Issuer, the Company and the Subsidiaries (i) has been duly organized or formed and is a validly existing corporation or limited liability company, as the case may be, and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate or limited liability company power and corporate or limited liability company authority to carry on its business and to own, lease and operate its properties and assets as described in the Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, operations, assets, liabilities or financial condition of the Issuer, the Company and the Company’s Subsidiaries, taken as a whole, (B) the ability of each of the Issuer, the Company or the Guarantors to perform their respective obligations in all material respects under any of the Documents, (C) the attachment, perfection or priority of any of the Liens or security interests intended to be created by the Collateral Agreements which Liens or security interests are, individually or in the aggregate, material, or (D) the validity or enforceability of any of the Documents, and (E) the consummation of any of the transactions contemplated under any of the Documents (each, a “Material Adverse Effect”).

(d)           All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights.  The column titled “Actual” in the table under the caption “Capitalization” in the Final Offering Circular (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company.  All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries of the Company are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind other than those (i) imposed by the Act or the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions, (ii) granted pursuant to or in connection with the Company’s existing credit facility, existing notes or existing letters of credit or (iii) contemplated by this Agreement, the Credit Agreement, or any of the Documents (collectively, the “Liens”).  Except as disclosed in the Offering Circular and except in connection with the Acquisition and the Merger, upon the effectiveness of the Merger, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of its Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(e)           Except as contemplated by this Agreement or the Registration Rights Agreement, no holder of securities of the Company or any of its Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantors with respect to the Notes pursuant to the Registration Rights Agreement.

(f)            The Company and each of the Guarantors that is a corporation has all requisite corporate power and corporate authority, and each of the Guarantors that is a limited liability company has all the requisite limited liability company power and limited liability company authority, to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated thereby.

(g)           This Agreement has been duly and validly authorized, executed and delivered by the Issuer, the Company and each of the Guarantors.  The execution, delivery and performance of the Indenture, the Supplemental Indenture and the Collateral Agreements have been duly and validly authorized by, to the extent party thereto, the Issuer, the Company and the Guarantors.  Each of the Indenture, the Supplemental Indenture and the Collateral Agreements, when executed and delivered by the Issuer, the Company and the Guarantors, as applicable, and assuming due authorization, execution and delivery by the Trustee and the Collateral Agent, will constitute a legal, valid and binding obligation of each of the Issuer, the Company and the Guarantors, as applicable, enforceable against each of the Issuer, the Company and the Guarantors, as applicable, in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith and fair dealing, and except as rights to indemnity and contribution may be limited by federal or state securities laws or public policy considerations.

(h)           The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors.  The Registration Rights Agreement, when executed and delivered by the Company and the Guarantors and assuming due authorization, execution and delivery by the Initial Purchaser, will constitute a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith and fair dealing, and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i)            The Notes, when issued, will be in the form contemplated by the Indenture.  When duly executed and delivered by the Issuer, and to the extent parties thereto, the Guarantors, the Indenture (as supplemented by the Supplemental Indenture) will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”).  The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Issuer (and by the Company, effective upon the Merger) and, in the case of the Notes, when duly authenticated by the Trustee, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, the Notes will have been duly executed, validly issued and delivered by the Issuer and will be legal, valid and binding obligations of the Issuer, and effective upon the effectiveness of the Merger, the Company, entitled to the benefit of the Indenture and the Supplemental Indenture and, effective upon effectiveness of the Merger, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith and fair dealing, and except as rights to indemnity and contribution may be limited by federal or state securities laws or public policy considerations.

(j)            The Guarantees have been duly and validly authorized by the Guarantors and, when executed by the Guarantors in accordance with the terms of the Indenture and the Supplemental Indenture, and assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms of this Agreement and the Indenture, effective upon effectiveness of the Merger will have been duly executed, issued and delivered by each such Guarantor and will be legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture and the Supplemental Indenture and, effective upon effectiveness of the Merger, enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith and fair dealing, and except as rights to indemnity and contribution may be limited by federal or state securities laws or public policy considerations.

(k)           None of the Issuer, the Company or any of the Company’s Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”).  None of the Issuer, the Company or any of the Company’s Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order applicable to any of them or their respective properties (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign, with jurisdiction over any of them or any of their respective properties (each, a “Governmental Authority”), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), other than as disclosed in the Final Offering Circular and except for such violations, breaches or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of any such (1) Charter Document or (2) Applicable Law, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness that in the case of clause (a)(2), (b) or (c) above could reasonably be expected to result in a Material Adverse Effect.

(l)            Neither the execution, delivery or performance by the Issuer, the Company or the Guarantors of the Documents to which they are parties nor the consummation by them of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect or that will have been obtained on or prior to the Closing Date) under, result in the imposition of a Lien on any assets of the Issuer, the Company or any of the Company’s Subsidiaries, or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 6 of this Agreement and, in the case of any Exempt Resales made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors, any Applicable Law, except for conflicts, violations, breaches, defaults, consent requirements, Lien impositions or the acceleration of indebtedness that could not reasonably be expected to result, in the case of clauses (ii) or (iii) above, a Material Adverse Effect.

(m)          When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Final Offering Circular.

(n)           Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 6 of this Agreement and, in the case of any Exempt Resales made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors, no consent, approval, authorization or order of any Governmental Authority is required for the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Company of the other transactions contemplated hereby, except (A) such as have been obtained or will be obtained under or made on or prior to the Closing Date, (B) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the TIA, in connection with the issuance of the Exchange Notes, (C) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Collateral Agreements and the Credit Agreement, (D) such consents, approvals, authorizations, orders, filings, registrations, qualifications, licenses or permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes, (E) in connection with the Merger, the filing of the Certificate of Merger with the Nevada Secretary of State, or (F) which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)           Except as disclosed in the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Issuer, the Company or any of the Company’s Subsidiaries, threatened, that either (i) seeks to restrain, enjoin, prevent consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  Neither the Issuer nor the Company is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)           Each of the Company and the Guarantors own, license or possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Offering Circular (“Permits”), except where the failure to obtain such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except as otherwise set forth in the Offering Circular or where such failure to fulfill and perform, revocation, termination or material impairment, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Offering Circular or except where such revocation or modification, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(q)           Each of the Company and its Subsidiaries has good and insurable title to all real property owned by it and good title to all material personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens.

(r)            All material Tax returns required to be filed on or prior to the date hereof by the Company or any of its Subsidiaries have been filed (taking into account all applicable extensions) and all such returns when filed were true, complete, and correct in all material respects and all material Taxes that are shown as due thereon from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”).  To the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company and its Subsidiaries, the accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(s)                                  Each of the Company and its Subsidiaries owns, licenses, or has the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently used or currently proposed to be used for the operation of its businesses and as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens, except as disclosed in the Offering Circular and except where the failure to so own, license of have the right to use would not reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of its Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect).  To the Company’s knowledge, the current or currently proposed use of such Intellectual Property by the Company or any of its Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(t)            The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(u)           The audited historical consolidated financial statements and related notes of the Company and its Subsidiaries contained in the Final Offering Circular (the “Financial Statements”) present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP.  The historical financial data set forth under “Summary Historical Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” included in the Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated.  The statistical and market and industry-related data included in the Final Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(v)           Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as disclosed in the Final Offering Circular and except for the Acquisition, the Merger and the transactions contemplated by this Agreement, the Credit Agreement, and the Documents, (i) the Issuer, the Company and the Subsidiaries have not (x) incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Issuer, the Company and the Subsidiaries, considered as one enterprise, or (y) entered into any transactions not in the ordinary course of business which are material with respect to the Issuer, the Company and the Subsidiaries, considered as one enterprise, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Issuer or the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company and (iii) there has not been any material adverse change in the properties, business, operations, assets, liabilities or financial condition of the Issuer, the Company and the Subsidiaries, considered as one enterprise, in the aggregate (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

(w)          On the Closing Date, immediately after the consummation of the Offering, the related financing transactions and the application of the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Offering Circular, each of the Company and each Guarantor will be solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date and a particular Person, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such Person, considered as a whole and as a going concern, is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including identified contingent liabilities) as they become absolute and matured; (ii) such Person is generally able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and Guarantees as contemplated by this Agreement and the Offering Circular, such Person has not incurred debts or liabilities beyond its ability to pay its debts and liabilities as such debts and liabilities mature; (iv) such Person is not engaged in any business or transaction, and does not currently propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (v) such Person is not otherwise insolvent under the standards set forth in applicable laws.  In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(x)            Neither the Issuer nor the Company has and, to its knowledge, no one acting on its behalf (other than the Initial Purchaser or anyone acting on its behalf, as to which no representation is made) has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes in a manner that could require registration of the Notes under the Act, or (iii) except as disclosed in the Final Offering Circular, and except in connection with the Acquisition, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer or the Company.

(y)           Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons (as defined under Regulation S of the Act), (ii) the accuracy of the Initial Purchaser’s representations contained in Section 6, and (iii) the accuracy of the representations made by each Accredited Investor who purchases Notes pursuant to an Exempt Resale as set forth in the Accredited Investor Letter.

(z)            No securities of the Issuer or the Company of the same class (within the meaning of Rule 144A under the Act) as the Notes are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.  No securities of the Issuer or the Company of the same class as the Notes have been offered, issued or sold by the Issuer or the Company or any of the Company’s Affiliates within the six-month period immediately prior to the date hereof.

(aa)                            None of the Issuer, the Company or any of their affiliates or other person acting on behalf of the Issuer or the Company has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Issuer, the Company, any affiliate of the Company and any person acting on behalf of the Issuer or the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchaser or anyone acting on its behalf.

(bb)         Each of the Company, each of its Subsidiaries and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  None of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.  “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any of its Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(cc)         (i) Neither the Company nor any of the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or any of the Guarantors, and, to the knowledge of the Company, no union organizing activities are taking place that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iii) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or any of the Guarantors, or, to the knowledge of the Company, threatened against the Company or any of the Guarantors that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iv) to the knowledge of the Company, there is no threatened or pending liability against the Company or any of the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law concerning a plant closing or mass layoff that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (v) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or any of the Guarantors that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement other than such term or condition that, , individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(dd)         None of the transactions contemplated in the Documents or the application of the proceeds by the Company or any of the Subsidiaries of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ee)         Neither the Company nor any of its Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company nor any of its Subsidiaries, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Final Offering Circular, will be an “investment company” as defined in the Investment Company Act.

(ff)           Neither the Issuer nor the Company has engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents (other than the Acquisition), and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).

(gg)         Each of the Company and each of its Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.  Neither the Company nor any of its Subsidiaries has received notice that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, with respect to any matter which, as of the date hereof is unresolved.

(hh)         (a)           Upon:

(i)            execution and delivery of the Collateral Agreements by the Company and the Guarantors parties thereto and the Collateral Agent (as defined therein), compliance by the Company and the Guarantors with their respective obligations thereunder and the Issuance of the Notes; and

(ii)           (A)           certain of the filing or recording of the Collateral Agreements or appropriate financing statements with the appropriate filing records, registry, or other public office, together with the payment of the requisite filing or recordation fees related thereto, and

(B)           in the case of Motor Vehicles (as defined in the Security Agreement), upon the recordation or notation of the Collateral Agent’s security interest on the certificates of title or ownership in respect of such Motor Vehicles and the filing of the Uniform Commercial Code financing statements delivered by the Company or any Guarantor, as the case may be, having an interest in such Motor Vehicles to the Collateral Agent with respect to such Motor Vehicles, the security interest of the Collateral Agent in the Collateral (as defined in the Collateral Agreements) will, to the extent required by the Collateral Agreements, be a valid and enforceable perfected security interest, which security interests will be superior to and prior to the rights of all third persons other than holders of Permitted Liens.

(b)           As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Guarantor or any rights thereunder.

(ii)           Each certificate signed by any officer of the Issuer, the Company or any Guarantor, and delivered to the Initial Purchaser pursuant to this Agreement shall be deemed a representation and warranty by the Issuer, the Company or any such Guarantor of the Company (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(jj)           The Company and the Subsidiaries of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate for the conduct of the respective businesses in which they are engaged.  All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and its Subsidiaries are in compliance with the terms of such policies in all material respects, and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such non-compliance, denial of liability or defense that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

5.             Covenants of the Company and the Guarantors.  Each of the Issuer, on the one hand, as to itself individually, and the Company and the Guarantors on the other hand, as to the Company and the Guarantors jointly and severally, agrees:

(a)           To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event during the period referred to in Section 5(d) that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

(b)           To furnish the Initial Purchaser, without charge, as many copies of the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. Each of the Issuer and the Company hereby consents to the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales.

(c)           Except as set forth in Section 5(d), not to amend or supplement the Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Notes purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto (which consent shall not be unreasonably withheld or delayed and shall be provided within three business days from the date on which it was so advised).

(d)           At any time prior to the completion of the resale by the Initial Purchaser of all of the Notes, (i) if, in the reasonable judgment of the Issuer or its counsel, or the Initial Purchaser or its counsel, it may be necessary or advisable to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with Applicable Law, to notify the Initial Purchaser or the Company, as the case may be, of any the same and in such case the Company will prepare, at the expense of the Company, an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Issuer it becomes necessary or advisable to amend or supplement the Final Offering Circular so that the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)           To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that none of the Issuer, the Company or any of the Guarantors shall be obligated to (i) execute or file any general consent to service of process or take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Notes in any jurisdiction in which it is not otherwise subject, (ii) register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not now so registered or qualified, or (iii) subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes (other than federal, state, or local taxes of the Initial Purchaser) incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, including but not limited to all stamp, documentary and transfer taxes (other than federal, state, or local taxes of the Initial Purchaser) and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of the obligations of the Company and the Guarantors obligations under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses and listing fees in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading Automated Linkages (“PORTAL”) market, (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vii) all costs and expenses in connection with the creation and perfection of the Liens under the Collateral Agreements (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (viii) all fees, disbursements and out-of-pocket expenses incurred by Initial Purchaser in connection with its services to be rendered hereunder including, without limitation, the fees and disbursements of Mayer, Brown Rowe & Maw LLP, counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures in an amount, with respect to this clause (viii), not to exceed $500,000, provided that the Initial Purchaser shall be responsible for and shall pay any of its costs and expenses described in the preceding clause (viii) in excess of such amount, including the fees and disbursements of its counsel. Notwithstanding the foregoing, none of the Issuer, the Company or any of the Guarantors shall be responsible for any of the foregoing costs, fees or expenses provided in clauses (i) through (viii) above to the extent such costs, fees or expenses have been incurred prior to or in respect of periods prior to December 5, 2004, except for the fees and disbursements of Mayer, Brown, Rowe & Maw LLP referred to in clause (viii) above, for which the Issuer, the Company and the Guarantors will be responsible, subject to the limitations described in clause (viii).

(g)           In the case of the Issuer, to apply the net proceeds of the Offering in all material respects as described in the Final Offering Circular under the caption “Use of Proceeds.”

(h)           To do and perform in all material respects all things required to be done and performed by the Company and the Guarantors under this Agreement prior to and after the Closing Date.

(i)            Not to, and not to permit any of its Subsidiaries or its other affiliates (as defined in Rule 501(b) of the Act), to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Notes.

(j)            From and after the Closing Date, for so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

(k)           To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l)            To use its reasonable best efforts to assist the Initial Purchaser in effecting the inclusion of the Notes on the PORTAL Market.

(m)          For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee for distribution to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR.

(n)           Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o)           During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other “affiliates” (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(p)           To use their best efforts to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Agreements.

6.             Representations and Warranties of the Initial Purchaser.  The Initial Purchaser represents and warrants to the Issuer, the Company and the Guarantors that as of the date hereof and as of the Closing Date:

(a)           It is a QIB as defined in Rule 144A under the Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes and the Initial Purchaser acknowledges that it is purchasing the Notes pursuant to a private sale exempt from registration under the Act and that the Notes have not been registered under the Act. It will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Final Offering Circular.

(b)           It is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.  It will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Act; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Final Offering Circular.

(c)           No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(d)           With respect to offers and sales outside the United States, it has offered the Notes and will offer and sell the Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act.  Accordingly, neither it nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S.  Terms used in this Section 6(e) and Section 6(f) have the meanings given to them by Regulation S.

(e)           The Initial Purchaser agrees that, at or prior to confirmation of a sale of the Notes pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act.  Terms used above have the meaning given to them by Regulation S.”

(f)            The Initial Purchaser will deliver to each Subsequent Purchaser of the Notes, in connection with its original distribution of the Notes, a copy of the Final Offering Circular, as amended and supplemented at the date of such delivery.

7.             Conditions to Obligations of the Initial Purchaser.  The obligations of the Initial Purchaser to purchase the Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(a)           All the representations and warranties of the Issuer, the Company and the Company’s Subsidiaries contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a materiality qualifier, which shall be true and correct as written) as of the Closing Date.  On or prior to the Closing Date, the Issuer, the Company and each other party to the Documents (other than the Initial Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied all conditions on their respective parts required to be performed, complied with or satisfied as of or prior to the Closing Date pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)           No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Issuer or the Company, be pending or threatened as of the Closing Date.

(c)           No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents.  No Proceeding shall be pending or, to the knowledge of the Company, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)           Subsequent to the execution and delivery of this Agreement, there shall not have been any Material Adverse Change the effect of which, in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the completion of the Offering or the purchase and sale of the Notes.

(e)           The Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

(f)            Subsequent to the execution and delivery of this Agreement, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any debt securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii)

there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended adverse change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)           The Initial Purchaser shall have received on the Closing Date:

(i)            certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of each of the Issuer and the Company on behalf of Issuer and the Company, respectively, to the effect that, with respect to the Issuer or the Company, as the case may be, (a) the representations and warranties, as to itself, set forth in Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) it has performed and complied with all agreements and satisfied all conditions in all material respects on its part required by this Agreement to be performed or satisfied by it at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known to the Company nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, there has not occurred a Material Adverse Change, and (d) the sale of the Notes has not been enjoined (temporarily or permanently) by a Governmental Authority with applicable jurisdiction;

(ii)           a certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchaser may reasonably request;

(iii)          the opinion of Dechert LLP, special New York counsel to the Issuer and the Company and the Guarantors, dated the Closing Date, containing opinions substantially to the effect of the opinions set forth in Exhibit A attached hereto;

(iv)          an opinion of Schreck Brignone, special Nevada counsel to the Issuer and the Company, dated the Closing Date and addressed to the Initial Purchaser, containing opinions substantially to the effect of the opinions set forth in Exhibit B attached hereto;

(v)           an opinion of Kantrow, Spaht, Weaver & Blitzer, special Louisiana counsel to the Guarantors, dated the Closing Date and addressed to the Initial Purchaser, containing opinions substantially to the effect of the opinions set forth in Exhibit C attached hereto; and

(vi)          an opinion of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Initial Purchaser, dated the Closing Date and addressed to the Initial Purchaser, in form reasonably satisfactory to the Initial Purchaser covering such matters as are customarily covered in opinions delivered by counsel to an initial purchaser to such initial purchaser.

(h)           The Initial Purchaser shall have received from Deloitte & Touche, LLP, independent auditors, with respect to the Company, (A) a customary comfort letter, dated the date of the Final Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Final Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, to the effect that

Deloitte & Touche, LLP reaffirms the statements made in its letter furnished pursuant to clause (A).

(i)            Each of the Documents shall have been executed and delivered by all parties thereto, and if requested, the Initial Purchaser shall have received copies thereof.

(j)            The Initial Purchaser shall have received copies of all opinions, certificates and other documents required by this Agreement to be delivered to it on or prior to the Closing Date.

(k)           The terms of each Document shall conform in all material respects to the description thereof in the Final Offering Circular to the extent described therein.

(l)            The Collateral Agent shall have received (with a copy for the Initial Purchaser) on the Closing Date:

(i)            appropriately completed copies of Uniform Commercial Code financing statements naming the Issuer, the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Agreements;

(ii)           appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Liens created by the Indenture, Liens created by the Collateral Agreements and Permitted Liens) of any Person in any collateral described in any Collateral Agreement previously granted by any Person;

(iii)          Lien search results, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Issuer, the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any Collateral described in any Collateral Agreement, other than such financing statements that evidence Permitted Liens);

(iv)          a certificate from one or more insurance companies reasonably satisfactory to the Collateral Agent, evidencing coverage required to be maintained pursuant to the Documents and naming the Collateral Agent on behalf of the Holders as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance);

(v)           such other approvals or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

(vi)          the Collateral Agent and its counsel shall be satisfied that (i) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Final Offering Circular; and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Agreement, in each case subject to the Permitted Liens.

(m)          The Initial Purchaser shall have received evidence satisfactory to it that funds managed by Jefferies Capital Partners and certain members of management of the Company shall have made an equity investment in the Issuer in the amount of $24.0 million in cash substantially as described in the Offering Circular (the “Equity Investment”).

(n)           The Acquisition, the Merger, the Equity Investment and the Credit Agreement shall have been consummated substantially concurrently with the Offering pursuant to agreements in form and substance reasonably satisfactory to the Initial Purchaser.

8.             Indemnification and Contribution.

(a)           (A) Prior to the Merger, the Issuer, as to itself, and the Company and each of the Guarantors, agree, and (B) upon effectiveness of the Merger, the Issuer and each of the Guarantors, jointly and severally, agrees, to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)            any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto; or

(ii)           the omission or alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse promptly upon demand, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, none of the Issuer, the Company or any Guarantor shall be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted primarily from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuer or the Company by the Initial Purchaser specifically for use therein.  This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.  The Company and the Guarantors shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld; and provided further, however, that this indemnity, as to the Preliminary Offering Circular or the Final Offering Circular, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Notes to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Offering Circular (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Notes to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Offering Circular was corrected in the Final Offering Circular, unless such failure resulted from noncompliance by the Issuer or the Company with Section 5(b).

(b)           The Initial Purchaser agrees to indemnify and hold harmless each of the Issuer, the Company, each of the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities of any kind to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted primarily from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuer or the Company or their agents by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse promptly upon demand, any legal or other expenses incurred by the Issuer, the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c)           As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest under applicable standards of professional responsibility, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the reasonable expense of the indemnifying party.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)           No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)           In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchaser.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Company, on the one hand, or the Initial Purchaser, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)            The Issuer, the Company, the Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e).  Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Issuer, the Company and the Guarantors, each officer of the Issuer, the Company and the Guarantors and each person, if any, who controls either of the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

9.             Termination.  The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuer if any of the following has occurred:

(a)           since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser’s reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

(b)           the failure of the Issuer, the Company or the Guarantors to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c)           any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular or to enforce contracts for the sale of any of the Notes;

(d)           the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

(e)           on or after the date hereof, any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(f)            the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States.

10.          Survival of Representations and Indemnities.  The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Issuer, the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

11.          Default by the Initial Purchaser.  If the Initial Purchaser shall breach its obligations to purchase the Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuer for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to the Initial Purchaser without liability on the part of the Issuer.  Nothing herein shall relieve the Initial Purchaser from liability for its default.

12.          Information Supplied by the Initial Purchaser.  The statements set forth on the cover page with respect to price, the last full paragraph on page ii, and in the first sentence of the third paragraph, the fourth sentence of the fifth paragraph, the sixth paragraph and the seventh paragraph under the heading “Plan of Distribution” in the Offering Circular (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company or the Guarantors for the purposes of Sections 4(a) and 8 hereof.

13.          Company and Guarantor Execution. On the Closing Date, effective upon effectiveness of the Merger, (i) the Company and the Guarantors will become a party to this Agreement by executing and delivering this Agreement to the Initial Purchaser and (ii) each of the Company and the Guarantors shall execute and deliver the Registration Rights Agreement and the Supplemental Indenture.  By executing and delivering this Agreement, (A) the Company expressly (i) agrees and acknowledges that by operation of law it has become successor to all of the obligations of the Issuer, (ii) agrees to assume all of the obligations of the Issuer and the Company under this Agreement and (iii) agrees to take any and all actions required to be taken by the Issuer or the Company under this Agreement, (B) the Company and each of the Guarantors expressly agree that all representations and warranties made in this Agreement by the Issuer on behalf of itself, the Company and the Guarantors shall be considered to by made by, effective as to, and binding upon, the Company and the Guarantors.

14.          Miscellaneous.

(a)           Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Edgen Corporation, 18444 Highland Road, Baton Rouge, Louisiana 70809, Attention: David Laxton, Chief Financial Officer, with a copy to: Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112-2200, Attention: Bonnie A. Barsamian, Esq., and (ii) if to the Initial Purchaser, to: Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022, Attention: Lloyd H. Feller, Esq., with a copy to: Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019-5820, Attention: Ronald S. Brody, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

(b)           This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Company and the Guarantors, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase.  Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchaser is intended to be a beneficiary of the covenants of the Company and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company and the Guarantors, and each such purchaser shall have the right to take action against the Company and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c)           THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d)           EACH OF THE ISSUER, THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASER AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e)           This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(f)            The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)           This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

(i)            This Purchase Agreement, including the documents and the instruments referred to herein and the letter agreement between the Issuer and the Initial Purchaser, dated the date hereof, constitutes the entire agreement between the parties relating to its subject matter and supercedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof.

Please confirm that the foregoing correctly sets forth the agreement between the Issuer, the Company, the Guarantors and the Initial Purchaser.

Very truly yours,

ISSUER:
EDGEN ACQUISITION CORPORATION

By:	/s/ Nicholas Davaviras
Name: Nicholas Davaviras
Title: President

COMPANY:
EDGEN CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Senior Vice President, Chief Financial
Officer and Secretary

GUARANTORS:
EDGEN ALLOY PRODUCTS GROUP, L.L.C.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Treasurer and Secretary

EDGEN CARBON PRODUCTS GROUP, L.L.C.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Treasurer and Secretary

EDGEN LOUISIANA CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Treasurer and Secretary

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.

By:	/s/ Rich Goldenberg
Name: Rich Goldenberg
Title: Managing Director

SCHEDULE I

LIST OF SUBSIDIARIES

Name	Jurisdiction of Organization

Edgen Alloy Products Group, L.L.C.	Louisiana

Edgen Carbon Products Group, L.L.C.	Louisiana

Edgen Louisiana Corporation	Louisiana

Edgen Canada, Inc.*	Alberta, Canada